UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2025

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 8.01 below which is hereby incorporated in this Item 3.02 by reference.

The Common Warrants (as defined below) and the shares of Common Stock (as defined below) issuable upon exercise of the Common Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01	Other Events.

On November 24, 2025, Tempest Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor, pursuant to which the Company agreed to issue and sell (i) in a registered direct offering (the “Registered Direct Offering”) an aggregate of 487,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and prefunded warrants to purchase 685,414 shares of its Common Stock (the “Prefunded Warrants”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-280918) and a related prospectus and prospectus supplement thereunder, and (ii) in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offering”), warrants to purchase an aggregate of 1,172,414 shares of Common Stock (the “Common Warrants” and, together with the Prefunded Warrants, the “Warrants”). The combined purchase price of each Share and accompanying Common Warrant is $3.625. The combined purchase price of each Prefunded Warrant and accompanying Common Warrant is $3.624 (equal to the combined purchase price per Share and accompanying Common Warrant, minus $0.001).

Each Prefunded Warrant will have an initial exercise price per share of $0.001, subject to certain adjustments. The Prefunded Warrants may be exercised at any time until exercised in full. The Common Warrants have an exercise price of $3.50 per share and are exercisable immediately upon issuance for an eighteen month period following the date of effectiveness of the Resale Registration Statement (as defined below).

The exercise price and the number of shares issuable upon exercise of the Pre-Funded Warrants and the Common Warrants are subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the Common Stock. A holder (together with its affiliates) of the Pre-Funded Warrants or Common Warrants, as the case may be, will not be entitled to exercise any portion of any Prefunded Warrant or Common Warrant, which, upon giving effect to such exercise would cause the aggregate number of shares of the Company’s Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, subject to such holder’s rights under the Warrants to increase or decrease such percentage to another percentage not in excess of 9.99% upon notice from such holder to the Company (at least 61 days’ prior notice in the case of an increase).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received in the Offering and for certain expenses incurred by the Placement Agent in connection with the Offering.

The Offering is expected to close on November 26, 2025. The Company currently plans to use the net proceeds from the Offering primarily for working capital and general corporate purposes. The gross proceeds from the Offering are expected to be approximately $4.25 million, prior to deducting the Placement Agent’s fees and other offering expenses payable by the Company.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the shares of Common Stock issuable upon exercise of the Common Warrants (the “Resale Registration Statement”) within 15 calendar days of the date of the Purchase Agreement (the “Filing Date”), and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 45 calendar days following the closing date of the Offering and to keep the Resale Registration Statement effective at all times until the warrantholders no longer own any Common Warrants or shares of Common Stock underlying the Common Warrants.

The foregoing description of the terms and conditions of the Purchase Agreement, the Prefunded Warrants and the Common Warrants do not purport to be complete and are each qualified in their entirety by the full text of the form of Purchase Agreement, the form of Prefunded Warrant and the form of Common Warrant, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated by reference herein

In connection with the filing of the prospectus supplement for the Offering, the Company is filing a legal opinion of its counsel, Cooley LLP, regarding the validity of the securities being issued in the Registered Direct Offering, a copy of which is attached as Exhibit 5.1 to this Current Report.

On November 25, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

This Current Report contains forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the use of proceeds from the Offering. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, the uncertain research and product development process, and other risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement between Tempest Therapeutics, Inc. and the purchaser party thereto

4.2	Form of Prefunded Warrant

4.3	Form of Common Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (Included in Exhibit 5.1)

99.1	Press Release, dated November 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempest Therapeutics, Inc.

Date: November 26, 2025	By:	/s/ Stephen Brady
Stephen Brady
President and Chief Executive Officer